As filed with the Securities and Exchange Commission on May 31, 2013

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PORTER BANCORP, INC.

(Exact name of Registrant as Specified in Its Charter)

Kentucky	61-1142247
(State of Incorporation)	(I.R.S. Employer Identification No.)

2500 Eastpoint Parkway

Louisville, Kentucky 40223

(502) 499-4800

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

PORTER BANCORP, INC.

2006 NON-EMPLOYEE DIRECTORS STOCK OWNERSHIP INCENTIVE PLAN

(Full Title of the Plan)

Phillip W. Barnhouse

Chief Financial Officer

Porter Bancorp, Inc.

2500 Eastpoint Parkway

Louisville, Kentucky 40223

(502) 499-4800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Alan K. MacDonald

Frost Brown Todd LLC

400 West Market Street, Suite 3200

Louisville, Kentucky 40202

(502) 589-5400

(502) 581-1087 (Fax)

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	206,057 shares	$0.88	$181,330	$24.73

(1)	This Registration Statement covers shares of Common Stock of Porter Bancorp, Inc. (the “Registrant”) which may be offered or sold pursuant to the Porter Bancorp, Inc. 2006 Non-Employee Directors Stock Ownership Incentive Plan (the “Plan”). This Registration Statement also relates to such indeterminate number of additional shares of Common Stock of Porter Bancorp, Inc., as may be required pursuant to the Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the Plan or other similar event.

(2)	This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purposes of determining the amount of the registration fee. The registration fee is based upon the average of the high and low sale price for a share of Common Stock, as reported on The NASDAQ Global Market as of a date within five business days prior to filing this Registration Statement.

STATEMENT UNDER GENERAL INSTRUCTION E TO FORM S-8

By a registration statement on Form S-8 filed with the Securities and Exchange Commission on June 12, 2007 (File No. 333-143676), Porter Bancorp, Inc., a Kentucky corporation, previously registered 100,000 shares of common stock issued pursuant to the Porter Bancorp, Inc. 2006 Non-Employee Directors Stock Ownership Incentive Plan. The Nonemployee Directors Stock Ownership Incentive Plan has been amended to increase the number of shares of common stock issuable under that plan by 300,000 shares. This registration statement covers the 206,057 unissued shares available for issuance in the future under the Nonemployee Directors Stock Ownership Incentive Plan.

The contents of our registration statement on Form S-8 filed with the Securities and Exchange Commission on June 12, 2007 (File No. 333-143676) are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been incorporated by reference in this Registration Statement:

(a)	Porter Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on February 28, 2013;

(b)	Porter Bancorp’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013, filed on May 15, 2013;

(c)	Porter Bancorp’s Current Report on Form 8-K filed on May 22, 2013;

(d)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2006; and

(e)	The description of Porter’s Common Stock on pages 104-106 of Amendment No. 6 to Form S-1 Registration Statement (Reg. No. 333-133198) filed September 19, 2006.

All documents subsequently filed by Porter Bancorp pursuant to Sections 13, 14 and 15(d) of the Securities and Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the securities offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of it from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6. Indemnification of Directors and Officers.

Under Kentucky law, a corporation has broad powers to indemnify directors, officers, employees, and agents of the corporation for judgments, penalties, fines, settlements, and reasonable expenses incurred by that person in proceedings in connection with the person’s official capacity in the corporation. Indemnification against reasonable legal expenses incurred by such person in such a proceeding is mandatory when the person is wholly successful in the defense of the proceeding. However, a corporation may not indemnify such person when the person is adjudged liable to the corporation or on the basis that a personal benefit was improperly received.

Porter Bancorp’s articles of incorporation provide for the indemnification of executive officers and directors only in connection with proceedings arising from that person’s conduct in his/her official capacity and only to the extent permitted by the Kentucky Business Corporation Act.

Item 8. Exhibits.

The following exhibits are filed or incorporated by reference as part of this Registration Statement.

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Registrant, dated December 7, 2005. Exhibit 3.1 to Form S-1 Registration Statement (Reg. No. 333-133198) filed April 11, 2006 is hereby incorporated by reference.

3.2	Articles of Amendment to the Amended and Restated Articles of Incorporation, dated November 18, 2008. Exhibit 3.1 to Form 8-K filed November 24, 2008 is hereby incorporated by reference.

3.3	Articles of Amendment to the Amended and Restated Articles of Incorporation, dated June 29, 2010. Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 7, 2010 is hereby incorporated by reference.

3.4	Articles of Amendment to the Amended and Restated Articles of Incorporation, dated June 30, 2010. Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 7, 2010 is hereby incorporated by reference.

3.5	Articles of Amendment to the Amended and Restated Articles of Incorporation, dated October 22, 2010. Exhibit 4.8 to Form S-3 Registration Statement (Reg. No. 333-170678) filed November 18, 2010 is hereby incorporated by reference.

3.6	Amended and Restated Bylaws of Porter Bancorp, Inc. Exhibit 3.1 to Form 8-K filed May 22, 2013 is hereby incorporated by reference.

4.1*	2006 Non-Employee Directors Stock Ownership Incentive Plan, as amended as of May 22, 2013.

5.1*	Opinion as to the legality of the securities being registered.

23.1	Consent of Counsel (contained in their opinion filed as Exhibit 5.1 hereto).

23.2*	Consent of Crowe Horwath LLP.

24.1	Powers of Attorney (included in the signature page of this Registration Statement).

†	Incorporated by reference to the relevant exhibit to the Company’s Registration Statement on Form S-1 (Reg. No. 333-133198).

*	Filed herewith.

Item 9. Undertakings.

The undersigned registrant hereby undertakes

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 6 of this registration statement or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on May 30, 2013.

PORTER BANCORP, INC.

By:	/s/ John T. Taylor
John T. Taylor President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of John T. Taylor and Phillip W. Barnhouse, and each of them singly, such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Maria L. Bouvette Maria L. Bouvette	Chairman of the Board of Directors Chief Executive Officer	May 30, 2013

/s/ John T. Taylor John T. Taylor	President and Director	May 30, 2013

/s/ Phillip W. Barnhouse Phillip W. Barnhouse	Chief Financial Officer	May 30, 2013

/s/ David L. Hawkins David L. Hawkins	Director	May 30, 2013

/s/ W. Glenn Hogan W. Glenn Hogan	Director	May 30, 2013

/s/ Sidney L. Monroe Sidney L. Monroe	Director	May 30, 2013

/s/ William G. Porter William G. Porter	Director	May 30, 2013

/s/ Stephen A. Williams Stephen A. Williams	Director	May 30, 2013

/s/ W. Kirk Wycoff W. Kirk Wycoff	Director	May 30, 2013

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Registrant, dated December 7, 2005. Exhibit 3.1 to Form S-1 Registration Statement (Reg. No. 333-133198) filed April 11, 2006 is hereby incorporated by reference.

3.2	Articles of Amendment to the Amended and Restated Articles of Incorporation, dated November 18, 2008. Exhibit 3.1 to Form 8-K filed November 24, 2008 is hereby incorporated by reference.

3.3	Articles of Amendment to the Amended and Restated Articles of Incorporation, dated June 29, 2010. Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 7, 2010 is hereby incorporated by reference.

3.4	Articles of Amendment to the Amended and Restated Articles of Incorporation, dated June 30, 2010. Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 7, 2010 is hereby incorporated by reference.

3.5	Articles of Amendment to the Amended and Restated Articles of Incorporation, dated October 22, 2010. Exhibit 4.8 to Form S-3 Registration Statement (Reg. No. 333-170678) filed November 18, 2010 is hereby incorporated by reference.

3.6	Amended and Restated Bylaws of Porter Bancorp, Inc. Exhibit 3.1 to Form 8-K filed May 22, 2013 is hereby incorporated by reference.

4.1*	2006 Non-Employee Directors Stock Ownership Incentive Plan, as amended as of May 22, 2013.

5.1*	Opinion as to the legality of the securities being registered.

23.1	Consent of Counsel (contained in their opinion filed as Exhibit 5.1 hereto).

23.2*	Consent of Crowe Horwath LLP.

24.1	Powers of Attorney (included in the signature page of this Registration Statement).

*	Filed herewith.